UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 24, 2008

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 5.02: Departure of Director or Principal Officers

On July 24, 2008, Don G. Angell retired as a member of the Board of Directors of Southern Community Financial Corporation, effective July 24, 2008. Mr. Angell is the Chairman and Chief Executive Officer of Angell Group, Inc., holding company for Southeastern Hospitality (hotels) and Meadowbrook of North Carolina (health care).

“As a founding director of Southern Community Bank and Trust, Don has been instrumental in the Bank’s success and in guiding the Bank during its first twelve years. On behalf of the Board of Directors, management and the employees of Southern Community, I thank Don for his passion and dedication to the Company and the principles upon which Southern Community was built. Don and his enthusiasm will be sorely missed,” said F. Scott Bauer, Chairman and CEO of Southern Community Financial Corporation.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The Nasdaq Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

July 28, 2008	By: /s/ James Hastings Name: James Hastings Title: Executive Vice President and Chief Financial Officer